EXHIBIT 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com	Austin Beijing Dallas Houston London New York The Woodlands Washington, DC

January 20, 2011

Constellation Energy Partners LLC

1801 Main Street, Suite 1300

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Constellation Energy Partners LLC, a Delaware limited liability company (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on January 20, 2011. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectuses contained therein (collectively, the “Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of (i) common units representing Class B limited liability company interests in the Company by the Company (the “Primary Common Units”), (ii) debt securities, which may either be senior or subordinated in right of payment, and may be issued in one or more series (the “Debt Securities”), by the Company, (iii) warrants to purchase debt or equity securities of the Company (the “Warrants”), (iv) subscription rights to purchase any combination of the Primary Common Units, Debt Securities and Warrants (the “Rights”) and (v) up to 5,918,894 common units representing Class B limited liability company interests in the Company (the “Secondary Common Units”) by the selling unitholder named in the Prospectus. The Primary Common Units, the Debt Securities, the Warrants and the Rights are referred to herein collectively as the “Securities.” The Registration Statement provides that the aggregate initial public offering price of the Securities will not exceed $500,000,000. The Securities and the Secondary Common Units will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the Prospectus Supplements. The Primary Common Units and the Secondary Common Units are referred to herein collectively as the “Common Units”. All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the applicable Indentures (as defined below), as the case may be.

The Debt Securities will be issued pursuant to either (i) an indenture governing senior debt securities, in the form filed as Exhibit 4.1 to the Registration Statement, between the Company and the trustee (the “Senior Indenture”), or (ii) an indenture governing subordinated debt securities, in the form filed as Exhibit 4.2 to the Registration Statement, between the Company and the trustee (the “Subordinated Indenture” and together with the Senior Indenture,

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January 20, 2011

the “Indentures”). The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent. The Rights will be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent.

In arriving at the opinions expressed below, we have examined the following:

(i) the Certificate of Formation (the “Certificate of Formation”) and Second Amended and Restated Operating Agreement (the “LLC Agreement”) of the Company, in each case as amended to date;

(ii) a specimen of the certificate representing the Common Units;

(iii) the Registration Statement;

(iv) the Prospectus;

(v) the forms of the Indentures filed as Exhibits 4.1 and 4.2 to the Registration Statement; and

(vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified, photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Subject Companies, we have assumed that such parties had the power, corporate, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities and the Secondary Common Units, we have assumed that:

(i) the Certificate of Formation and LLC Agreement of the Company, each as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) the consideration paid for any Primary Common Units will comply with Article V of the LLC Agreement;

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January 20, 2011

(iii) the certificates for the Common Units conform to the specimens thereof examined by us and have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;

(iv) any supplemental indenture to either of the Indentures and any Board Resolution and/or any Officer’s Certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which the terms of any Debt Securities are established and pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such Board Resolution and/or Officer’s Certificate;

(v) the form and terms of such Securities, when established, the issuance, sale and delivery thereof by the Company, and the incurrence and performance by the Company of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement or Rights Agreement) in accordance with the terms thereof, will comply with, and will not violate, the Certificate of Formation or LLC Agreement, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by The Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities. In addition, we have assumed the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of managers of the Company and in accordance with the Registration Statement (including the Prospectus and the applicable Prospectus Supplement); and

(vi) the number of Common Units offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized number of Common Units under the Certificate of Formation and LLC Agreement, minus that number of Common Units that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that:

1. With respect to the Primary Common Units, assuming (a) the Company has taken all necessary action to authorize and approve the issuance of such Primary Common Units, the terms of the offering thereof and related matters and (b) such Primary Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of managers of the Company, upon

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January 20, 2011

payment (or delivery) of the consideration therefor provided for therein, such Primary Common Units will be validly issued, fully paid (to the extent required under the LLC Agreement) and nonassessable, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act.

2. With respect to the Secondary Common Units, such Secondary Common Units have been validly issued and fully paid (to the extent required under the LLC Agreement) and are nonassessable, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act.

3. With respect to any series of Debt Securities to be issued under either of the Indentures, assuming (a) such Indenture has been duly authorized and validly executed and delivered by the Company and by the trustee under such Indenture, (b) the applicable supplement, if any, to such Indenture has been duly authorized and validly executed and delivered by the Company and by the trustee under such Indenture, or the applicable Board Resolution has been duly authorized and validly executed and delivered by the Company, or the applicable Officer’s Certificate has been validly executed and delivered by a duly authorized officer of the Company, in each case, in accordance with the terms of such Indenture, (c) such Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (d) the Company has taken all necessary action to authorize and approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (e) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture as then and theretofore supplemented (including by any supplemental indenture), or Board Resolution and Officer’s Certificate, and the applicable definitive purchase, underwriting or similar agreement approved by the board of managers of the Company, as applicable, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Debt Securities of such series will constitute valid and legally binding obligations of the Company.

4. With respect to any Warrants to be issued under a Warrant Agreement, assuming (a) the taking by the Company of all necessary action to authorize and approve (i) the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (ii) the issuance of any Primary Common Units that are issuable upon exercise of such Warrants, (iii) the issuance and terms of any series of any Debt Securities that are issuable upon exercise of such Warrants, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate and (iv) the issuance and terms of any Rights that are issuable upon exercise of such Warrants, and the execution and delivery of the applicable Rights Agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Warrants, (ii) such Primary Common Units, (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate and (iv) such Rights and Rights Agreement in accordance with (A) the Certificate of Formation and LLC Agreement, in the case of Primary Common Units, such Indenture as then and theretofore

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supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, and the Rights Agreement, in the case of the Rights, and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of managers of the Company, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Warrants will constitute valid and legally binding obligations of the Issuer.

5. With respect to any Rights to be issued under a Rights Agreement, assuming (a) the taking by the Company of all necessary action to authorize and approve (i) the issuance and terms of the Rights, the terms of the offering thereof and related matters, (ii) the issuance of any Primary Common Units that are issuable upon exercise of Rights, (iii) the issuance and terms of any series of any Debt Securities that are issuable upon exercise of Rights, and the execution and delivery of the applicable Indenture and any applicable supplemental indenture, or the applicable Board Resolution or Officer’s Certificate and (iv) the issuance and terms of any Warrants that are issuable upon exercise of Rights, and the execution and delivery of any related Warrant Agreement, and (b) the execution and delivery by all parties thereto and authentication, in the case of the applicable series of Debt Securities, and issuance of (i) the applicable Rights, (ii) such Primary Common Units, (iii) such series of Debt Securities and Indenture (and qualification of such Indenture under the Trust Indenture Act) and any such supplemental indenture, or Board Resolution and Officer’s Certificate and (iv) such Warrants and Warrant Agreement in accordance with (A) the provisions of the Certificate of Formation and LLC Agreement, in the case of Primary Common Units, such Indenture as then and theretofore amended and supplemented (including by any such supplemental indenture), or Board Resolution and Officer’s Certificate, in the case of a series of Debt Securities, and the applicable Warrant Agreement, in the case of the Warrants and (B) the applicable definitive purchase, underwriting or similar agreement approved by the board of managers of the Company, upon payment (or delivery) of the consideration therefor provided for in such purchase, underwriting or similar agreement, such Rights will constitute valid and legally binding obligations of the Issuer.

Our opinions in paragraphs 3, 4 and 5 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. Our opinions in paragraphs 3, 4 and 5 above, insofar as they pertain to the choice of law provisions of the instruments referred to in such paragraphs, are rendered solely in reliance upon New York General Obligations Law Section 5-1401, and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

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January 20, 2011

We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware Limited Liability Company Act (which is deemed to include the applicable provisions of the Delaware Constitution and reported judicial opinions interpreting those laws).

With respect to our opinions expressed above as they relate to Debt Securities or other obligations of the Company, as applicable, denominated in a currency other than U.S. dollars, we note that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment, and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in U.S. dollars, but we express no opinion as to the rate of exchange such Federal court would apply.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP